Exhibit 3.1
ARTICLES OF ORGANIZATION
OF
AGASSIZ ENERGY, LLC
     The undersigned organizer, being a natural person at least eighteen (18) years old, in order to form a limited liability company under Minnesota Statutes, Chapter 322B, hereby adopts the following Articles of Organization.
ARTICLE I.
NAME
     The name of this limited liability company is Agassiz Energy, LLC, referred to in these Articles of Organization as the “Company.”
ARTICLE II.
REGISTERED OFFICE AND AGENT
     The registered office of the Company is 510 County Road 71, Crookston, Minnesota 56716.
ARTICLE III.
ORGANIZERS
     The name and address of the organizer of this Company is: Donald Sargeant, 510 County Road 71, Crookston, Minnesota 56716.
ARTICLE IV.
PURPOSE AND POWERS
     This Company is organized with a general business purpose, has all powers provided by law, and may use those powers for any lawful purpose.
ARTICLE V.
PERIOD OF EXISTENCE
     Unless dissolved earlier according to law, this Company shall have perpetual existence, from and after the date these Articles of Organization are filed with the Minnesota Secretary of State.
ARTICLE VI.
TRANSFER OF GOVERNANCE RIGHTS
     The transfer of governance rights to a nonmember requires the consent of the holders of a majority in interest of the membership interests of this Company.

ARTICLE VII.
CUMULATIVE VOTING DENIED
     No member of this company shell have any cumulative voting rights.
ARTICLE VIII.
PRE-EMPTIVE RIGHTS DENIED
     No member of this company shell have any pre-emptive rights as provided in Minnesota Statutes Section 322B.33.
ARTICLE IX.
WRITTEN ACTION WITHOUT MEETING
     Any action required or permitted to be taken at a meeting of Board of Governors of this company not needing approval by the members, may be taken by written action signed by the number of governors that would be required to take such action at a meeting of the Board of Governors at which all governors were present.
ARTICLE X.
LIMITATION OF GOVERNOR LIABILITY
     No governor of this Company shall be personally liable to the Company or its members for monetary damages for breach of fiduciary duty by such governor as a governor; provided, however, that this Article shall not eliminate or limit the liability of a governor to the extent provided by applicable law.
     IN WITNESS WHEREOF, the organizer has executed these Articles of Organization on this 4th day of October, 2004.

/s/ Donald Sargeant
Donald Sargeant